EXHIBIT 10.30

                            ASSET PURCHASE AGREEMENT

                                 April 11, 1997


            The parties to this agreement are Posters Preferred, Inc., a Connecticut corporation d/b/a Beyond the Wall ("Seller"); Dennis Roche and Brian Gordon, the owners of all of the outstanding stock of Seller ("Seller's Shareholders"); and Network Event Theater, Inc., a Delaware corporation ("Buyer").

            Seller is engaged in the business of publishing a magazine/catalog of advertising material, distributing that publication to college students on a controlled circulation basis, filling orders for large wall posters of the advertising material contained in the publication, presenting advertising material on a WebSite, and other advertising and promotional programs (the "Business"). The parties have agreed upon the sale by Seller to Buyer of substantially all of the assets and business of Seller, on the terms set forth in this agreement.

            It is agreed as follows:

            1. Sale and Transfer of Assets.

               1.1 Assets Being Sold. Seller hereby sells, assigns and transfers to Buyer, and Buyer purchases and acquires from Seller, all of the assets and business of Seller (but excluding the assets referred to in section 1.2), including, but not limited to, the following:

                    (a) all rights under agreements, commitments and orders, to the extent that they remain unperformed or unfulfilled on, or by their terms continue after, the date of this agreement, including, but not limited to, all agreements, commitments and orders with advertisers, customers, printers, photographers, distributors, subcontractors, lessors, employees and suppliers;

                    (b) all tangible assets, wherever located, including fixtures and related equipment; inventory and work in process; photographs, film, advertisements, art work, promotional materials, back issues and archives; equipment (including office and computer equipment) and furniture; and office supplies, stationery, forms and labels;

                    (c) all computer software and all rights in the trademarks, trade names and logos (including registrations and applications for registration of any of them), together with the good will of the business associated with those trademarks, trade names and logos; all rights in copyrights (including registrations and applications for registration of any copyrights); and all other intangible property and proprietary rights, including, but not limited to, the rights to use the names of any magazines and catalogs at any time published by Seller and the rights to prepare, reproduce and distribute copies, compilations and derivative works;

                    (d) all records, files, mailing lists, advertiser lists, customer lists, accounting information and other information and data relating to the Business;


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                    (e) all claims against third parties, including claims under manufacturers and vendors warranties;

                    (f) all rights to the post office boxes, telephone numbers and facsimile numbers used in the Business; and

                    (g) all cash, investments, accounts receivable, notes receivable, certificates of deposit, deposits, commercial paper, treasury bills and notes, money market accounts and other marketable securities, prepaid expenses and other current assets.

            The assets being sold to Buyer pursuant to this agreement are collectively referred to below as the "Assets."

            1.2 Excluded Assets. The following assets are being retained by Seller and are not being sold, assigned or transferred to Buyer:

                    (a) all rights under any agreement, commitment or order listed on schedule 4.8(b) or as to which consent to assignment is required but has not been obtained;

                    (b) Seller's corporate minute books and stock book; and

                    (c) cash in the amount of $8,000.

            2. Purchase Price.

               2.1 Amount and Payment of Consideration. As full consideration for the Assets:

                    (a) upon execution of this agreement, Buyer is issuing and delivering to Seller 70,000 shares of its common stock;

                    (b) not later than October 15 in each of the years 1998, 1999 and 2000, Buyer shall issue and deliver to Seller 6,666 shares of its common stock, except that Seller shall not be entitled to receive any shares in any year unless (i) the gross profit (as defined below) of the Business for the fiscal year immediately preceding the year in which the shares are to be issued was at least $481,000 for the fiscal years ended June 30, 1998 and 1999 and $749,000 for the fiscal year ended June 30, 2000, and (ii) both of Seller's Shareholders were employed by Buyer during the entire fiscal year immediately preceding the year in which the shares are to be issued (unless such employment was terminated by death or by Buyer other than pursuant to section 6 or 7 of such Seller's Shareholder's employment agreement); and

                    (c) Buyer hereby assumes, and agrees to pay, perform and discharge (i) all of Seller's trade accounts payable and accrued expenses listed on schedule 2.1 and (ii) all of Seller's obligations under the agreements, commitments and orders listed on schedule 4.8(a), to


                                      -2-

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the extent that they remain  unperformed  or  unfulfilled  on, or by their terms continue in effect after, the date of this agreement.

                    2.2 Provisions Regarding Buyer Shares. If there is any stock dividend, stock split or combination of shares of Buyer's common stock, the number of shares to be issued under section 2.1(b) shall be proportionately and appropriately adjusted. If there is any other change in Buyer's common stock, including recapitalization, reorganization, exchange of shares, offering of subscription rights, or a merger or consolidation in which Buyer is the surviving corporation, such adjustment, if any, shall be made in the shares to be issued under section 2.1(b) as Buyer's board of directors may consider equitable, provided that those shares shall be treated similarly to Buyer's outstanding shares of common stock. The board's failure to provide for an adjustment prior to the effective date of the action shall be conclusive evidence that no adjustment is required. If Buyer is merged into or consolidated with any other entity, or if it transfers all or substantially all of its assets to any other entity, at Buyer's election either (i) Buyer shall cause provision to be made for the continuance of Seller's right to receive Buyer shares after that event, or for the substitution of that right of a right (subject to the same conditions) covering the number and class of securities Seller would have been entitled to receive in the merger or consolidation or upon the sale if Seller had been the holder of record of a number of shares of Buyer's common stock equal to the number of shares Seller would then be eligible to receive under section 2.1(b), or (ii) Buyer shall issue to Seller prior to the effective date of the merger, consolidation or sale the total number of shares of Buyer's common stock Seller would then be eligible to receive under section 2.1(b). Buyer may engage a firm of independent certified public accountants of recognized standing, which may be Buyer's regular auditors, to make any computation required under this section 2.2 and a certificate of that firm showing the required adjustment shall be conclusive and binding on the parties.

                    2.3 Limitation on Assumption of Liabilities. Except as specifically provided in section 2.1(c), Buyer has not assumed and shall have no responsibility for any liabilities or obligations of Seller or Seller's Shareholders relating to the operations of the Business, or otherwise, through the date of this agreement, and Seller shall pay, perform and discharge all such liabilities and obligations.

                    2.4 Definitions. As used in this agreement, (a) the term "gross profit" means net revenues less all manufacturing and distribution costs, including, but not limited to, printing of catalogs, inserts and posters; catalog design costs such as layout, copy-writing, and photography; World Wide Web home page and screen saver design and maintenance costs; advertising insertion costs; other distribution costs such as the purchase of "good stuff" packages; packing and shipping costs; poster fulfillment costs such as payment for fulfillment services; credit card transaction fees; promotion expenses; and research costs; and (b) the term "net revenue" means gross revenue less agency commissions, discounts, allowances and accounts receivable that are deemed uncollectible.

                    2.5 Determination of Gross Profit. Buyer shall cause its chief financial officer to prepare and deliver to Seller not later than September 30 in each of the years 1998, 1999 and 2000 a determination setting forth in reasonable detail the gross profit of the Business for the immediately preceding fiscal year. Seller shall have the right to dispute that determination by

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notice given to Buyer within 15 days after the determination is given to Seller.
Buyer shall provide Seller with reasonable access to its books and records relating to the Business to assess Buyer's determination. If Seller disputes Buyer's determination, the parties shall confer with regard to the matter and an appropriate adjustment shall be made as agreed upon by the parties (or, if they are unable to resolve the matter within 15 days after delivery of Seller's dispute notice, a firm of independent certified public accountants, whose decision on the matter shall be binding and whose fees and expenses shall be borne 50% by Buyer and 50% by Seller, shall be designated by agreement between them; if they fail to agree on the firm to decide the matter within an additional 10 days, the accountants shall be selected by the president of the American Institute of Certified Public Accountants).

                    2.6 Additional Consideration. If on each of the first anniversary of the date of this agreement and the first anniversary of each date on which shares are issued to Seller under section 2.1(b) the closing price of Buyer's common stock on the trading day immediately preceding that anniversary date is less than $5.00 per share, Buyer shall pay to Seller within 30 days after that anniversary date a cash amount equal to the product of (a) the number of shares issued on the date one year prior to that anniversary date and (b) the difference between the closing price on the trading day immediately preceding that anniversary date and $5.00. If Buyer defaults in making any payments under this section 2.6, and that default is not cured within 30 days after notice of the default is given to Buyer by Seller, Seller shall have the right, exercisable by notice given to Buyer within 30 days after the expiration of that cure period, to purchase from Buyer all of the assets relating to the Business, subject to all of the liabilities of the Business, for a purchase price equal to
(x) any shares of Buyer common stock issued to Seller and Seller's Shareholders under section 2.1 and then held by them, plus (y) the total amount of any proceeds received by Seller and Seller's Shareholders from the sale of shares issued to them under section 2.1, plus (z) the total amount of any payments made to Seller under this section 2.6. The closing of a purchase by Seller under this section 2.6 shall be held on a date and at a place designated by Buyer, but in no event later than 90 days after the date Seller's notice of exercise is given. At the closing, Seller shall pay to Buyer the full purchase price by wire transfer of federal funds, Seller and Seller's Shareholders shall return to Buyer any shares of Buyer common stock issued to them under section 2.1 and then held by them, Buyer shall assign and transfer to Seller all of the assets of the Business, and Seller shall assume all of the liabilities of the Business.

                    2.7 Liquidation of Seller. Upon receipt of notice from Seller's Shareholders that Seller has been dissolved and liquidated, Buyer shall reissue any shares previously issued to Seller, and shall issue any shares which Seller thereafter becomes entitled to receive, to Seller's Shareholders in the following proportions: 40% to Dennis Roche and 60% to Brian Gordon.


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            3. Closing.

               The closing of the sale and purchase of the Assets is taking place simultaneously with the execution of this agreement at the offices of Proskauer Rose Goetz & Mendelsohn LLP, 1585 Broadway, New York, New York 10036. At the closing, the parties are executing and delivering the documents referred to in section 7.

            4.   Representations   and   Warranties   by  Seller  and   Seller's
Shareholders.

               Seller and Seller's Shareholders jointly and severally represent and warrant to Buyer as follows:

               4.1 Seller's Organization and Authority. Seller is a corporation duly organized, validly existing and in good standing under the law of the State of Connecticut and has the full corporate power and authority to enter into and to perform this agreement and to carry on its business as it is presently being conducted. Seller is duly qualified and in good standing as a foreign corporation in all jurisdictions in which the property owned or leased by it or the nature of the activities conducted by it requires qualification. Schedule
4.1 contains a complete list of the stockholders of Seller and the number of shares owned by each of them. Seller does not own an interest in any other entity.

               4.2 Authorization of Agreement. The execution, delivery and performance of this agreement by Seller have been duly authorized by all necessary corporate action of Seller. Each of Seller's Shareholders has the full right to enter into and perform his obligations under this agreement in accordance with its terms. This agreement constitutes the valid and binding obligation of Seller and each of Seller's Shareholders and is enforceable against each of them in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               4.3 Consents of Third Parties. The execution, delivery and performance of this agreement by Seller and Seller's Shareholders do not and will not (i) conflict with the certificate of incorporation or by-laws of Seller or conflict with, or result in the breach or termination of, or constitute a default under, or increase or accelerate any obligation under, any lease, agreement, commitment, order or other instrument, or any order, judgment or decree, to which Seller or either of Seller's Shareholders is a party or by which Seller or either of Seller's Shareholders is bound; (ii) constitute a violation by Seller or either of Seller's Shareholders of any law or regulation applicable to any of them; or (iii) result in the creation of any lien, claim, charge or encumbrance ("Liens") upon any of the Assets. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority is required on the part of Seller or either of Seller's Shareholders in connection with the execution, delivery and performance of this agreement.

               4.4 Title to Assets. Seller has, and upon execution and delivery of this agreement Buyer is acquiring, valid title to all of the Assets, free and clear of any Lien, except


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for the lien,  if any,  of  current  taxes not yet due and  payable.  The Assets include all of the assets reflected on the April 8, 1997 balance sheet referred to in section 4.6, except assets sold in the ordinary course of business. The Assets constitute all of the assets, tangible and intangible, necessary for or used in the Business and will be sufficient to enable Buyer to continue to operate all aspects of the Business in the manner in which it has been operated by Seller. The Business is not using any assets, tangible or intangible, of any of Seller's Shareholders.

            4.5 Tangible Assets; Real Property.

               (a) Schedule 4.5(a) contains a complete list of all equipment (including computers and office equipment), furniture vehicles, inventory, work-in-process, and other tangible assets owned by Seller that had a cost for any individual item of more than $1,000. All of the tangible assets of Seller are in good operating condition and in good condition of maintenance and repair, subject to normal wear and tear, are suitable for continued operation of the Business, and conform to all applicable laws, ordinances, rules and regulations.

               (b) The only real property lease to which Seller is a party is with respect to its office space at 303 Linwood Avenue, Fairfield, Connecticut. Seller has the right to terminate that lease on thirty days notice without any further obligation or liability to the lessor. Seller does not own any real property.

            4.6 Financial Statements. Schedule 4.6 contains the balance sheets of Seller as of December 31, 1996 and April 8, 1997, together with profit and loss statements for the year and quarter then ended. Except as set forth in
Schedule 4.6, all of the financial statements contained in schedule 4.6 have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and fairly present the financial position and results of operations of Seller as of and for the year ended December 31, 1996. All such financial statements have been prepared in accordance with Seller's books and records and show all income and expenses attributable to the Business during the period covered. All of Seller's books of account relating to the Business have been exhibited or made available to Buyer, and those books of account accurately record all transactions of Seller during the respective periods covered by them. Except to the extent reflected or reserved for in the balance sheet of Seller as of April 8, 1997 or in the notes to that balance sheet, as of the date of that balance sheet Seller did not have any liability or obligation of any kind, whether accrued, absolute, contingent or otherwise, other than liabilities and obligations under orders, commitments, agreements and leases entered into in the ordinary course of business (which, to the extent required by section 4.8, are listed on schedule 4.8). The accounts payable and accrued expenses set forth on schedule 2.1 were incurred in the ordinary course of the Business. All of the accounts receivable reflected in the balance sheet as of April 8, 1997 arose from bona fide transactions in the ordinary course of business and none of them is or will be subject to any defense, counterclaim or setoff.

            4.7 Absence of Certain Changes. Since January 1, 1996, Seller has operated the Business in the ordinary course and consistent with past practices, and, except as set forth on schedule 4.7:


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               (a) Seller has not entered into any  transaction  or incurred any liability or obligation that was unusual in nature or amount, or was entered into or incurred other than in the ordinary course of business;

               (b) there has not been any material adverse change in Seller's condition (financial or otherwise), business, operations, prospects or assets;

               (c) Seller has not sold or transferred any assets other than in the ordinary course of business;

               (d) Seller has not granted or agreed to grant any general increase in any rate or rates of salaries or compensation to its employees or agents or any specific increase in the salary or compensation to any employee or agent whose total salary or compensation after such increase would be at an annual rate in excess of $20,000; and

               (e) Seller has not paid any dividends or made any other distributions on, or acquired, any shares of its capital stock, or directly or indirectly made any other payments of any kind to any of its stockholders or affiliates.

            4.8 Lists of Agreements, etc. Schedule 4.8 contains a true and complete list of all orders, commitments and agreements (written or oral) to which Seller is a party, including, but not limited to, orders, commitments and agreements with advertisers and customers, agreements for the purchase of materials, supplies, equipment or services, leases (as lessee or lessor), license agreements (as licensee or licensor), and employment, consulting and independent contractor agreements. True and complete copies of the agreements, commitments and leases referred to on schedule 4.8 have been delivered to Buyer.

            4.9 Status of Agreements. All of Seller's agreements, commitments and orders were entered into in the ordinary course of business. Each of the agreements, commitments and orders referred to in section 4.8 is presently in full force and effect in accordance with its terms and Seller is not in default, and, to the best of the knowledge of Seller and Seller's Shareholders, no other party is in default under any of the provisions of any of those agreements and no condition exists that, with notice or lapse of time or both, would constitute a default by Seller or, to the best of the knowledge of Seller and Seller's Shareholders, any other party to any of those agreements. Each of the agreements, commitments or orders referred to in section 4.8 is valid and binding upon and enforceable against each of the parties thereto in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general. No party to any of the agreements, commitments or orders referred to in section 4.8 has made, asserted or has any defense, setoff or counterclaim under any of those agreements, commitments or orders or has exercised any option granted to it to cancel or terminate its agreement, to shorten the term of its agreement, or to renew or extend the term of its agreement and Seller has not received any notice to that effect.

               4.10 Employees. No employee of Seller is represented by any union or other collective bargaining agent and there are no collective bargaining or other labor agreements with respect to those employees. Schedule 4.10 contains a true and complete list of the names,


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positions,  hire dates and annual or hourly  compensation  of all  employees  of
Seller and a description of vacation policies, sick leave policies, bonus, incentive compensation and group insurance plans for the benefit of those employees. Except as set forth on schedule 4.10, Seller does not have any severance policy and no employee of Seller is entitled to any severance payment, either by law or by agreement, upon the termination of his or her employment. The sale of the Assets pursuant to this agreement will not (a) give rise to any liability of Seller or Buyer for severance pay or termination pay to any employee of Seller who is employed after this date by Buyer or (b) trigger any extraordinary payments of any kind to any employee of Seller.

               4.11  Litigation;  Compliance  with Laws.  Except as set forth on schedule 4.11, there is no claim, litigation, proceeding or governmental investigation pending or, to the best of the knowledge of Seller and Seller's Shareholders, threatened, or any order, injunction or decree outstanding, against or relating to Seller, the Business or any of the Assets. Neither Seller nor any of Seller's Shareholders knows of any reasonable basis for future claims, litigations, proceedings or investigations against Seller, the Business or any of the Assets. Seller is not in material violation of any law, regulation, ordinance or any other requirement of any governmental body or court, and no notice has been received by Seller or any of its officers or directors alleging any such violation. Seller is not engaged in any dispute with any of its advertisers, customers, suppliers or printers and has good relationships with all of them.

               4.12 Intangible Property. Schedule 4.12 contains a complete list of the trademarks, trade names, copyrights and logos used by Seller. Seller owns, free and clear of any Lien, each of the trademarks, trade names, copyrights and logos (including registrations and applications for registration of any of them) listed on schedule 4.12, and they constitute all of the trademarks, copyrights, trade names and logos necessary for the continued operation of the Business in a manner consistent with past practices. To the best of the knowledge of Seller and Seller's Shareholders, Seller is not infringing upon any trademark, trade name, copyright or other rights of any third party; no proceedings are pending or threatened; and no claim has been received by Seller alleging any such violation. To the best of the knowledge of Seller and Seller's Shareholders, there is no violation by others of any right of Seller with respect to any trademark, trade name or copyright.

               4.13 Software and Databases. Seller owns or possesses adequate licenses or other rights to use all computer software used by it. Schedule 4.13 contains a list of all such software. Any license of Seller to use any software is valid and does not infringe on the property rights of any third party. Seller has not granted to any person or entity any interest, as licensee or otherwise, in any of its owned software or databases or in any of its mailing lists, advertiser lists or customer lists. Seller has the right to transfer all computer software, databases and lists used by it to Buyer without violating any agreement to which Seller is a party or any rights of any third party.

               4.14 Insurance. Schedule 4.14 contains a complete list of all of Seller's insurance policies, specifying with respect to each policy the policy limit, type of coverage, location of the property covered, annual premium, premium payment date and expiration date. True and complete copies of all of the policies have been delivered to Buyer.


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

               4.15 Labor Matters. Except as set forth on schedule 4.15, (a) Seller is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practice; (b) there is no unfair labor practice charge or complaint against Seller pending before the National Labor Relations Board, any state labor relations board or any court or tribunal and, to the best of the knowledge of Seller and Seller's Shareholders, none is or has been threatened; (c) there is no labor strike, dispute, request for representation, slowdown or stoppage actually pending against or affecting Seller and, to the best of the knowledge of Seller and Seller's Shareholders, none is or has been threatened; and (d) no grievance which might have an adverse effect on the conduct of the Business or any arbitration proceeding arising out of or under any collective bargaining agreement is pending and, to the best of the knowledge of Seller and Seller's Shareholders, none is or has been threatened.

               4.16 Environmental Matters.

                    (a) Seller and all of the property leased by Seller are in compliance with all federal, state and local laws relating to pollution, the protection of human health or the environment, including, but not limited to, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

                    (b) There are no past or present actions, activities, circumstances, conditions, events or incidents, including, but not limited to, the release, emission, discharge or disposal of any Material of Environmental Concern, that could form the basis of any claim against, or violation by, Seller (or, after the closing, Buyer).

               4.17 ERISA. Except as set forth on schedule 4.17, Seller is not a party to or bound by or liable with respect to any "employee benefit plan", within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974.

               4.18 Taxes. Seller has filed all federal, state and other tax returns required by law to be filed by it and has paid, or made provision in its financial statements referred to in section 4.6 for payment of, all taxes accrued through the date of the financial statements referred to in section 4.6. There are no claims pending or threatened against Seller for past due taxes. There are no outstanding waivers or agreements by Seller for the extension of the time for the assessment of any tax. The federal income tax returns of Seller have not been audited by the Internal Revenue Service or any other tax administration agency. Seller does not have any tax liability of any kind that could result in any Lien on any of the Assets.

               4.19  Transactions  with  Affiliates.  Except  as  set  forth  on schedule 4.19, (a) Seller is not, and since January 1, 1996 has not been, engaged in any transaction with any officer, director or shareholder of Seller or any entity in which any of them has an interest, and (b) no officer, director or shareholder of Seller (or any entity in which any of them has an interest) holds any assets used in or relating to the Business.

               4.20 Business Relationships. Except as set forth in the schedules to this agreement, since January 1, 1996 Seller has enjoyed good relationships with all of suppliers of goods or services to the Business, each of the schools with which it has business relationships, and all of its advertisers, and neither Seller nor either of Seller's Shareholders knows of any intention on the part of any such vendor, school or advertiser to substantially change its relationship with Seller and none of them has any reason to believe that those relationships will not continue after consummation of Buyer's purchase of the Business.

               4.21 No Misrepresentation. No representation or warranty by Seller or Seller's Shareholders in this agreement (including the schedules and exhibits to this agreement) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in this agreement (including the schedules and exhibits to this agreement) not misleading.

               4.22 Representation by Counsel. Seller and Seller's Shareholders have been represented by counsel in connection with this agreement, their employment agreements and the transactions contemplated by this agreement and their employment agreements.

            5. Representations and Warranties by Buyer. Buyer represents and warrants to Seller and Seller's Shareholders as follows:

               5.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the law of the State of Delaware and has the full corporate power to enter into and to perform this agreement.

               5.2 Authorization of Agreement. The execution, delivery and performance of this agreement by Buyer have been duly authorized by all requisite action of Buyer. This agreement constitutes the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               5.3 Consents of Third Parties. The execution, delivery and performance of this agreement by Buyer will not (i) conflict with its certificate of incorporation or by-laws and will not conflict with, result in the breach or termination of, or constitute a default under, any lease, agreement, commitment or other instrument, or any order, judgment or decree to which it is a party by which it is bound, or (ii) constitute a violation by it of any law or regulation applicable to it. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority is required on the part of Buyer in connection with the execution, delivery and performance of this agreement.

                    5.4 Validity of Issuance. The shares of Buyer common stock, when issued to Seller under sections 2.1(a) and (b), will be duly authorized, validly issued, fully paid and non-assessable.

               5.5 No Misrepresentation. No representation or warranty by Buyer in this agreement (including the schedules and exhibits to this agreement) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in this agreement (including the schedules and exhibits to this agreement) not misleading.

            6. Further Agreements of the Parties.

               6.1 Employment Agreements. Contemporaneously with the execution of this agreement, Seller's Shareholders are entering into employment agreements with Buyer in the forms of exhibit 6.1(a) and (b), respectively.

               6.2 Change in Name. Within ten days after the date of this agreement, Seller shall change its name to a name that does not include the words "Posters", "Beyond" or "Wall".

               6.3 Assignment of Agreements. Nothing in this agreement shall be construed as an attempt to assign any agreement or other instrument that by its terms is nonassignable without the consent of the other party.

               6.4 Covenants Against Competition, Solicitation and Disclosure.

                    (a) To accord to Buyer the full value of its purchase, for a period of five years after the date of this agreement neither Seller nor either of Seller's Shareholders shall, directly or indirectly, engage or be interested in (as owner, shareholder, partner, member, manager, lender, agent or otherwise) any business or entity that engages, anywhere in the world, in any business directly competitive with the Business.

                         (b) For a period of five  years  after the date of this
agreement, neither Seller nor either of Seller's Shareholders shall, directly or indirectly, employ or solicit for employment or consulting, on its own behalf or on behalf of any other person or entity, or otherwise encourage the resignation of, any employee of the Business.

                         (c) Neither  Seller nor either of Seller's  Shareholder
shall at any time hereafter disclose to anyone, or use in competition with the Business, any information with respect to any confidential or secret aspect of the Business.

                         (d)   Seller   and   each  of   Seller's   Shareholders
acknowledges that the remedy at law for breach of the provisions of this section
6.4 will be inadequate and that, in addition to any other remedy Buyer may have, it shall be entitled to an injunction restraining any breach or threatened breach, without any bond or other security being required and without the necessity of showing actual damages. If any court construes the covenant in this section 6.4, or any part thereof, to be unenforceable in any respect, the court may reduce the duration or area to the extent necessary so that the provision is enforceable, and the provision, as reduced, shall then be enforceable.

                         (e) To the extent any  provision of this section 6.4 is
inconsistent  with any  provision of the  employment  agreements  referred to in section 6.1, the provision of the employment agreement shall control.

               6.5 Expenses. Except as expressly provided in this agreement, each party shall bear its own expenses incurred in connection with the negotiation and preparation of this agreement and in connection with the transactions contemplated by this agreement.

               6.6 Sales Taxes. Seller shall pay any state or local sales taxes payable in connection with the sale of Assets.

               6.7 Bulk Sales. The parties waive compliance with the provisions of any applicable bulk sales law. Seller and Seller's Shareholders jointly and severally shall indemnify and hold Buyer harmless from any loss, liability, damage, cost or expense (including reasonable attorney's fees and expenses) incurred by Buyer as a result of any liability to which Buyer may become subject because the transactions contemplated by this agreement are being effected without compliance with the bulk sales law or any similar statute in any jurisdiction.

               6.8 Securities Act Matters.

                    (a) Seller and Seller's Shareholders recognize that each issuance of shares of Buyer common stock under sections 2.1(a) and (b) (the "Shares") is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), by virtue of section 4(2) of the Securities Act and, in that connection, jointly and severally represent and warrant to Buyer that (i) each of them is acquiring the Shares for its or his own account, for investment purposes only and not with a view to the resale or distribution of the Shares, in whole or in part, and (ii) each of them understands that sales or transfers of the Shares are restricted by the Securities Act and by certain state securities laws and recognizes that a legend referencing that restriction will be placed on the certificates representing the Shares.

                    (b) Neither Seller nor either of Seller's Shareholders shall sell or otherwise transfer the Shares without registration under the Securities Act and applicable state securities laws or an exemption therefrom. Seller and Seller's Shareholders confirm that they understand that Buyer is under no obligation to register the Shares on their behalf or to assist them in complying with any exemption from registration.

            6.9 Post-Closing Payments; Further Assurances.

                    (a) Seller and Seller's Shareholders shall, as promptly as practical, forward to Buyer any amount received by any of them to which Buyer is entitled under this agreement and shall refer to Buyer any telephone calls, letters and other communications that they may receive relating to the Business.

                    (b) At any time and from time to time after the date of this agreement each party shall, without further consideration, execute and deliver to the other such other instruments of transfer and assumption and shall take such other action as the other may reasonably request to carry out the transfer of assets and assumption of liabilities contemplated by this agreement.

            7. Documents Being Delivered at Closing.

               7.1   Documents   Being   Delivered   by  Seller   and   Seller's
Shareholders. At the closing, Seller and Seller's Shareholders are delivering to Buyer the following:

                    (a) such bills of sale, assignments or other instruments of transfer and assignment as Buyer may have requested to confirm the transfer of title to the Assets to Buyer; and

                    (b) a copy of resolutions of the board of directors and the shareholders of Seller authorizing the execution, delivery and performance of this agreement by Seller, and a certificate of its secretary or assistant secretary, dated this date, that such resolutions were duly adopted and are in full force and effect.

               7.2 Documents Being Delivered by Buyer. At the closing, Buyer is delivering to Seller the following:

                    (a) certificates representing the shares of Buyer common stock referred to in section 2.1(a);

                    (b) such instruments as Seller may have requested to confirm the assumption by Buyer of the obligations assumed by it under section 2.1(c); and

                    (c) a copy of resolutions of the board of directors of Buyer authorizing the execution, delivery and performance of this agreement by it, and a certificate of its secretary or assistant secretary, dated this date, that such resolutions were duly adopted and are in full force and effect.

            8. Survival of Representations and Warranties; Indemnification.

               8.1 Survival. All representations, warranties and agreements by Seller and Seller's Shareholders shall survive the closing notwithstanding any investigation at any time by or on behalf of Buyer, and shall not be considered waived by Buyer's consummation of the transactions contemplated by this agreement with knowledge of any breach of misrepresentation by Seller or Seller's Shareholders. All representations, warranties and agreements by Buyer shall survive the closing notwithstanding any investigation at any time by or on behalf of Seller, and shall not be considered waived by Seller's consummation of the transactions contemplated by this agreement with knowledge of any breach by Buyer.

               8.2 Indemnification.

                    (a) Seller and Seller's Shareholders jointly and severally shall indemnify and hold harmless Buyer against all loss, liability, damage or expense (including reasonable fees and expenses of counsel, whether involving a third party or between the parties to this agreement)

Buyer may suffer, sustain or become subject to as a result of (i) any breach of any warranty, covenant or other agreement of Seller or Seller's Shareholders contained in this agreement, or any misrepresentation by Seller or Seller's Shareholders, or any claim by a third party which, without regard to the merits of the claim, would constitute such a breach or misrepresentation, (ii) Seller's failure to pay, perform or discharge when due any of Seller's obligations, liabilities, agreements or commitments not expressly assumed by Buyer pursuant to this agreement, (iii) any other liability or obligation arising out of the operations of the Business on or prior to the date of this agreement and not expressly assumed by Buyer pursuant to this agreement, or (iv) the failure to comply with any bulk sales law applicable to the sale of the Assets.

                    (b) In addition to any other rights and remedies they may have, Buyer may reduce the number of shares of common stock to be issued to Seller under section 2.1(b) (at a valuation of $5.00 per share) to the extent of any amount payable to Buyer pursuant to section 8.2(a), but no such set-off shall constitute an accord and satisfaction or otherwise modify the rights or obligations of Seller and Seller's Shareholders under this agreement or constitute a breach by Buyer of its obligations under this agreement. Without limiting the generality of the preceding sentence, Seller and Seller's Shareholders acknowledge and agree that Buyer's exercise of its rights pursuant to the preceding sentence shall not limit Buyer's rights to recover any amounts owed to them that exceed the amount obtained by exercise of those rights and such exercise shall not be in substitution of or in any way limit Buyer's exercise of its other rights and remedies under this agreement, any other agreement or applicable law.

                    (c) Buyer shall indemnify and hold harmless Seller against all loss, liability, damage or expense (including reasonable fees and expenses of counsel, whether involving a third party or between the parties to this agreement) Seller may suffer, sustain or become subject to as a result of (i) any breach of any warranty, covenant or other agreement of Buyer contained in this agreement, or any misrepresentation by Buyer, or any claim by a third party which, without regard to the merits of the claim, would constitute such a breach or misrepresentation, (ii) Buyer's failure to pay, perform or discharge when due any of Seller's agreements, commitments or orders expressly assumed by Buyer pursuant to this agreement, or (iii) any liability or obligation arising out of the operations of the Business after the date of this agreement.

               8.3 Notices of Claims. None of the parties to this agreement shall be liable for misrepresentation or breach of warranty except to the extent that notice of a claim is asserted by another party in writing and delivered within two years after the date of this agreement, except for a misrepresentation or breach of warranty in section 4.4, 4.16 or 4.18, for which there shall be no time limitation.

               8.4 Defense of Claims. The obligations and liabilities of the parties under this agreement with respect to, as a result of, or relating to claims of third parties ("Third Party Claims") shall be subject to the following terms and conditions:

                    (a) The party or parties entitled to be indemnified hereunder (the "Indemnified Party") shall give the party or parties obligated to provide the indemnity (the "Indemnifying Party") prompt notice of any Third Party Claim; the failure to give such notice shall not affect the liability of the Indemnifying Party under this agreement unless the failure materially and adversely affects the ability of the Indemnifying Party to defend the Third Party Claim. If the Indemnifying Party promptly acknowledges in writing its obligation to indemnify in accordance with the terms of this agreement, the Indemnifying Party shall have a reasonable time to assume the defense of that claim at its expense and with counsel of its choosing, which counsel shall be reasonably satisfactory to the Indemnified Party. Any such notice of a Third Party Claim shall identify, to the extent known to the Indemnified Party, the basis for the Third Party Claim, the facts giving rise to the Third Party Claim, and the amount of the Third Party Claim. The Indemnified Party shall make available to the Indemnifying Party copies of all relevant documents and records in its possession.

                    (b) If the Indemnifying Party, within a reasonable time after notice of such Third Party Claim, fails to assume the defense in accordance with section 8.4(a), the Indemnified Party shall (upon further notice to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of the Third Party Claim, at the expense and for the account of the Indemnifying Party.

                         (c)  Anything  in  this  section  8.4 to  the  contrary
notwithstanding, (i) the Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any Third Party Claim or consent to the entry of judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of an unconditional release from all liability in respect of the Third Party Claim;
(ii) if there is a reasonable probability that a claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right, at its own cost and expense, to join in defending or compromising the Third Party Claim; and (iii) if the Indemnifying Party is Seller and/or Seller's Shareholders and if Buyer determines in its sole discretion that the Indemnifying Party may not have adequate resources to properly defend the claim or indemnify Buyer with respect to the claim. Buyer only need afford the Indemnifying Party and its counsel, at the Indemnifying Party's sole expense, the opportunity to join in defending or compromising the claim.

            9. Miscellaneous.

               9.1 Finders. The parties represent and warrant that they have not employed or utilized the services of any broker or finder in connection with this agreement or the transactions contemplated by it.

               9.2 Entire Agreement. This agreement (together with the employment agreements referred to in section 6.1) contains, and is intended as, a complete statement of all of the terms of the arrangements among the parties with respect to the matters provided for, supersedes any previous agreements and understandings among the parties with respect to those matters, and cannot be changed or terminated orally.

               9.3 Governing Law. This agreement shall be governed by and construed in accordance with the law of the State of New York applicable to agreements made and to be performed entirely in New York.

               9.4 Headings. The section headings of this agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this agreement.

               9.5 Notices. All notices and other communications under this agreement shall be in writing and shall be deemed given when delivered personally, one day after being sent by recognized overnight courier or four days after being mailed by registered mail, return receipt requested, to the parties at the following addresses (or to such other address as a party may specify by notice given to the other pursuant to this provision):

                    (a) If to Seller or Seller's Shareholders, addressed to any or all of them at:

                         c/o Dennis Roche
                         Beyond The Wall
                         303 Linwood Avenue
                         Fairfield, Connecticut 06430


                    (b) If to Buyer, addressed to it at:

                        Network Event Theater, Inc.
                        149 Fifth Avenue
                        New York, N.Y. 10010
                        Attention: Don Leeds, President

               with a copy to:

                        Bertram A. Abrams, Esq.
                        Proskauer Rose Goetz & Mendelsohn LLP
                        1585 Broadway
                        New York, New York 10036


               9.6 Waiver. Any party may waive compliance by another with any of the provisions of this agreement. No waiver of any provision shall be construed as a waiver of any other provision. Any waiver must be in writing and must be signed by the party waiving the provision.

               9.7 Separability. If any provision of this agreement is invalid or unenforceable, the balance of this agreement shall remain in effect.

               9.8 Assignment. No party may assign any of its or his rights or delegate any of its or his duties under this agreement without the consent of the other parties, except that Buyer may assign its rights to any entity that assumes its obligations under this agreement and, upon its dissolution and liquidation, Seller may assign its rights to Seller's Shareholders provided that they assume all of Seller's obligations under this agreement, in each case without obtaining the consent of any other party.

               9.9 Publicity. No party shall issue any press release or other public statement regarding the transactions contemplated by this agreement, except that Buyer may release such information as they determine necessary or appropriate. 9.10 Specific Performance. Seller and Seller's Shareholders acknowledge that the Business is of a special, unique and extraordinary character, and that any breach of this agreement by Seller or any of Seller's Shareholders could not be compensated for by damages. Accordingly, if Seller or any of Seller's Shareholders breaches its or his obligations under this agreement Buyer shall be entitled, in addition to any other remedies that it may have, to enforcement of this agreement by a decree of specific performance requiring Seller and Seller's Shareholders to fulfill their obligations under this agreement, and no bond or other security shall be required.

               9.11 Definition. As used in this agreement, the term "affiliate" means any person or entity directly or indirectly controlled by, controlling, or under common control with, any other person or entity.

               9.12 No Third Party Beneficiaries. This agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this agreement.

               9.13 Counterparts. This agreement may be executed in one or more counterparts.


                             POSTERS PREFERRED, INC.

                             By:/s/Brian J. Gordon
                                --------------------------
                                Name: Brian J. Gordon
                                Title President

                                /s/Dennis Roche
                                --------------------------
                                   Dennis Roche

                                /s/Brian J. Gordon
                                --------------------------
                                   Brian Gordon

                                NETWORK EVENT THEATER, INC.

                             By:/s/Bruce L. Resnik
                                ---------------------------
                                   Bruce L. Resnik
                                   Executive Vice President
                                   Chief Financial Officer